EXHIBIT 99.1
News Release
Wednesday, April 2, 2003

Gannett Co., Inc. Updates 2003 First Quarter Outlook
and Announces Webcast of Earnings Conference Call on April 15

McLEAN, VA - Gannett Co., Inc. (NYSE:  GCI) today updated its first quarter earnings outlook as a result of the impact of the war in Iraq on advertising in the last half of March.

The company previously said it would be comfortable with an earnings range of 94 cents to 96 cents per diluted share but went on to caution that March could bring the start of hostilities which "would, in the short term, further influence advertisers' decisions."

In the two weeks since the company's meeting with the Media and Entertainment Analysts of New York, Gannett experienced a further softening of advertising demand in its newspaper and broadcast operations because of the onset of the war. As a result, the company now anticipates that diluted earnings per share in the first quarter will be below the low end of the range discussed in March.

Television advertisers have rethought their short-term buying strategies and, in a number of cases, canceled ads that were scheduled for the second part of March. In mid-March, pacings for Gannett's TV stations were up in the low single digits but closed out the month down mid-single digits.

Gannett newspapers in recent weeks, particularly USA TODAY, have seen advertisers further cancel or postpone their spending plans due to the hostilities in Iraq.

"In the short term, financial results have been hampered by the war. But when all is said and done, our newspapers, television stations and Web sites are doing the work they were meant to do. They are reporting on the war, its affect on the nation and all the other important news during these difficult times," said Douglas H. McCorkindale, chairman, president and CEO. "We are always proud of our businesses, but never more so than at times like these."

The company also said it planned to announce first quarter earnings before the market opens on April 15 and will hold a conference call with analysts at 10 a.m. that day. The call will be accessible live to the media and general public via Webcast and through a limited number of listen-only, dial-in conference lines.

To access the listen-only conference lines, dial 1-800-915-4836 at least 10 minutes prior to the scheduled 10:00 a.m. start of the call. International callers should dial 1-973-317-5319. Replay of the conference call will be available about two hours after the live call on Tuesday, April 15 through Tuesday, April 22, 2003. To access the replay, dial 1-800-428-6051.  International callers should use the number 1-973-709-2089. The access code for the replay is 288586.

A full text of the release and the financial tables will be available on Gannett's Web site, www.gannett.com, at the time of its release.

To listen to the live Webcast, access www.gannett.com and click on the link to the Webcast. Downloads of RealAudio or Windows Media, which are necessary to hear the Webcast, will be available. Replays of the conference call Webcast also will be available under "Investor Relations" at www.gannett.com beginning about two hours after the live event and continuing through April 22.

Gannett Co., Inc. is a leading international news and information company that publishes 100 daily newspapers in the USA, including USA TODAY, the nation's largest-selling daily newspaper. The company also owns in excess of 400 non-daily publications in the USA and USA WEEKEND, a weekly newspaper magazine. Gannett subsidiary Newsquest is the United Kingdom's second largest regional newspaper company. Newsquest publishes more than 300 titles, including 15 daily newspapers, and a network of prize-winning Web sites. Gannett also operates 22 television stations in the United States and is an Internet leader with sites sponsored by its TV stations and newspapers including USATODAY.com, one of the most popular news sites on the web.

Certain statements in this press release may be forward looking in nature or "forward looking statements" as defined in the Private Securities Litigation Reform Act of 1995.  The forward looking statements contained in this press release are subject to a number of risks, trends and uncertainties that could cause actual performance to differ materially from these forward looking statements.  A number of those risks, trends and uncertainties are discussed in the company's SEC reports, including the company's annual report on Form 10-K and quarterly reports on Form 10-Q.  Any forward looking statements in this press release should be evaluated in light of these important risk factors.

For investor inquiries, contact:
Gracia Martore
Senior Vice President and Chief Financial Officer
703-854-6918
gmartore@gannett.com

For media inquiries, contact:
Tara Connell
Vice President of Corporate Communications
703-854-6049
tjconnel@gannett.com